SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 20, 20052

INVICTA GROUP INC.
(Name of Small Business Issuer in Its Charter)

Nevada	4700	91-2051923
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Number)	Identification No.)

9553 Harding Avenue, Suite 301
Miami Beach, FL 33154
(305) 866-6525
(Address and Telephone Number of Principal Executive Offices)

William G. Forhan, President
9553 Harding Avenue, Suite 301
Miami Beach, FL 33154
(305) 866-6525
(Name, Address and Telephone Number of Agent for Service)

Item 1.01	Entry into a material Definitive Agreement.

Invicta Group Inc. and its wholly owned subsidiary ISIP Telecom Inc. have reached and agreement for a purchased of VoIP Inc. VoIP Inc. sales volume for last year was $1.1 million and its pre tax profits exceeded $100,000. VoIP Inc. is a Delaware Corporation established in 2002 and headquartered in Southern California.

VoIP Inc. specializes in selling equipment to the VoIP market including hardware and software, and is one of the largest resellers of Cisco products in the telecommunication marketplace.

Item 9. 1	Financial Statements and Exhibits.

Schedule of Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

10.1	Purchase Agreement by and between ISIP Telecom INC., Voip Inc. and Melinda Delgado, dated as of April 15, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Invicta Group Inc.

Date: April 20, 2005	By:	/s/ William G. Forhan
William G. Forhan
President

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